Exhibit 1.1

$150,000,000

PDC ENERGY, INC.

5.750% Senior Notes due 2026

Underwriting Agreement

September 10, 2020

BofA Securities, Inc.

As Representative of the

several Underwriters listed
in Schedule 1 hereto

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

PDC Energy, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representative (the “Representative”), $150,000,000 principal amount of its 5.750% Senior Notes due 2026 (the “Notes”). The Notes will be guaranteed (the “Guarantee”) by PDC Permian, Inc., a Delaware corporation (the “Subsidiary Guarantor”). The Notes and the Guarantee are collectively referred to herein as the “Securities.” The Securities will be issued pursuant to the Indenture dated as of November 29, 2017 (the "Indenture") between the Company, the Subsidiary Guarantor and U.S. Bank National Association, as trustee (the “Trustee”).

The Company and the Subsidiary Guarantor hereby confirm their agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:

1.       Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (File No. 333-225312), including a prospectus, relating to the Securities. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before effectiveness, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information in each case in connection with the Securities, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference in this agreement (this “Agreement”) to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the time when sales of the Securities were first made (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): a Preliminary Prospectus dated September 10, 2020, and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto.

2.       Purchase and Sale of the Securities.

(a)       The Company and the Subsidiary Guarantor agree to issue and sell the Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company and the Subsidiary Guarantor the respective principal amount of Securities set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to 98.0% of the principal amount thereof plus accrued and unpaid interest from May 15, 2020 to, but excluding, the Closing Date. The Company and the Subsidiary Guarantor will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b)       The Company understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representative is advisable, and initially to offer the Securities on the terms set forth in the Time of Sale Information. The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

(c)       Payment for and delivery of the Securities will be made at the offices of Davis Polk & Wardwell LLP at 10:00 A.M., New York City time, on September 15, 2020, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date”.

(d)       Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representative against delivery to the nominee of The Depository Trust Company (“DTC”), for the account of the Underwriters, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. The Global Note will be made available for inspection by the Representative not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

(e)       The Company acknowledges and agrees that each Underwriter is acting solely in the capacity of an arm's length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representative nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Representative or any Underwriter of the Company and the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representative or such Underwriter, as the case may be, and shall not be on behalf of the Company or any other person.

3.       Representations and Warranties of the Company. The Company and the Subsidiary Guarantor, jointly and severally, represent and warrant to each Underwriter that:

(a)          Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Subsidiary Guarantor make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company and the Subsidiary Guarantor in writing by such Underwriter through the Representative expressly for use in any Preliminary Prospectus.

(b)       Time of Sale Information. The Time of Sale Information, at the Time of Sale, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Preliminary Prospectus, the Time of Sale Information or the Prospectus. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

(c)       Issuer Free Writing Prospectus. The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not made, used, authorized, approved or referred to and will not make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company and the Subsidiary Guarantor or their agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Annex A hereto, including a Pricing Term Sheet substantially in the form of Annex B hereto, which constitute part of the Time of Sale Information and (v) any electronic road show or other written communications, in each case approved in writing in advance by the Representative. Each such Issuer Free Writing Prospectus complies in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, at the Time of Sale, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time following issuance of an Issuer Free Writing Prospectus, there has occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission; provided that the Company and the Subsidiary Guarantor make no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company and the Subsidiary Guarantor in writing by such Underwriter through the Representative expressly for use in any Issuer Free Writing Prospectus.

(d)       Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto.

(e)       Incorporated Documents. The documents incorporated by reference in each of the Registration Statement, the Prospectus and the Time of Sale Information, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)       Financial Statements. The financial statements and the related notes thereto included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of the Company and its consolidated subsidiaries (including PDC Permian, Inc.) as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby; and the other financial information relating to the Company and its consolidated subsidiaries included or incorporated by reference in each of the Registration Statement, the Prospectus and the Time of Sale Information present fairly the information required to be stated therein; and the other financial information included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries, and presents fairly the information shown thereby. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information fairly presents the information called for in all material respects and was prepared in accordance with the Commission's rules and guidelines applicable thereto.

(g)       Pro Forma Financial and Other Information. The pro forma consolidated financial statements of the Company and its subsidiaries and the related notes thereto incorporated by reference in the Time of Sale Information present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

(h)       No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus (i) there has not been (A) any change in the capital stock or other equity interest (other than grants, exercises, forfeitures, withholdings and similar ordinary course changes relating to awards under existing equity incentive plans described in the Time of Sale Information and the Prospectus), (B) any change in short-term debt or long-term indebtedness for borrowed money of the Company (other than under the Credit Facility (as hereinafter defined) or ordinary course capital leases) or any of the Subsidiaries (as hereinafter defined), or (C) any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or (D) any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and the Subsidiaries taken as a whole; (ii) none of the Company or any of the Subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and the Subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and the Subsidiaries taken as a whole; and (iii) neither the Company nor any of the Subsidiaries has sustained any loss or interference with its business that is material to the Company and the Subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case of the foregoing clauses (i), (ii) and (iii), as otherwise disclosed in each of the Registration Statement, the Time of Sale Information and the Prospectus.

(i)       Organization and Good Standing. Each subsidiary of the Company is listed on Schedule 2 hereto (collectively, the “Subsidiaries”); provided that none of the Drilling Partnerships shall, for purposes of this Agreement, constitute a Subsidiary of the Company. The Company and each Subsidiary have been duly organized or formed and are validly existing and in good standing under the laws of their respective jurisdictions of organization or formation, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all organizational power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and the Subsidiaries taken as a whole or on the performance by the Company of its obligations under this Agreement and the Securities (a “Material Adverse Effect”). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the Subsidiaries listed in Schedule 2 hereto and the Drilling Partnerships.

(j)       Stock Options. There are no currently outstanding options to purchase the common stock of the Company (“Stock Options”) granted pursuant to the stock-based compensation plans of the Company and the Subsidiaries. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Stock Options prior to, or otherwise coordinating the grant of Stock Options with, the release or other public announcement of material information regarding the Company or the Subsidiaries or their results of operations or prospects.

(k)       Capitalization. The Company has the capitalization as set forth in the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Capitalization,” and all the outstanding shares of capital stock or other equity interests of each Subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, except for liens, charges, encumbrances, security interests, restrictions on voting or transfer or other claims disclosed in the Time of Sale Information and the Prospectus pursuant to the Fourth Amended and Restated Credit Agreement dated as of May 23, 2018, as amended, among the Company, the lender parties thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Credit Facility”).

(l)       Due Authorization. The Company has full corporate right, power and authority to execute and deliver this Agreement, the Securities, and the Indenture (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all corporate action required to be taken for the due and proper authorization, execution and delivery by it of each of the Transaction Documents and the consummation by it of the transactions contemplated thereby has been duly and validly taken. The Subsidiary Guarantor has full corporate right, power and authority to execute and deliver the Transaction Documents and to perform its obligations hereunder and thereunder; and all corporate action required to be taken for the due and proper authorization, execution and delivery by such Subsidiary Guarantor of each of the Transaction Documents and the consummation by it of the transactions contemplated thereby has been duly and validly taken.

(m)       The Indenture. The Indenture has been duly authorized, executed and delivered by the Company and the Subsidiary Guarantor and constitutes a valid and legally binding agreement of the Company and the Subsidiary Guarantor enforceable against the Company or the Subsidiary Guarantor, as applicable, in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability (collectively, the "Enforceability Exceptions”); and the Indenture conforms in all material respects to the requirements of the Trust Indenture Act.

(n)       The Securities. The Notes have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, and will be entitled to the benefits of the Indenture, subject to the Enforceability Exceptions. The Guarantee has been duly authorized by the Subsidiary Guarantor and, when duly paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Subsidiary Guarantor enforceable against the Subsidiary Guarantor in accordance with its terms, and will be entitled to the benefits of the Indenture, subject to the Enforceability Exceptions.

(o)       Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Subsidiary Guarantor.

(p)       Descriptions of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in each of the Registration Statement, the Time of Sale Information and the Prospectus.

(q)       No Violation or Default. None of the Company or any of the Subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of the property, right or assets of the Company or any of the Subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, as disclosed in each of the Registration Statement, the Time of Sale Information and the Prospectus or for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(r)       No Conflicts. The execution, delivery and performance by the Company of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of the property or assets of the Company or any of the Subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of the Subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clause (i) above, as disclosed in each of the Registration Statement, the Time of Sale Information and the Prospectus or, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

(s)       No Consents Required. No consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of each of the Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and sale of the Securities by the Underwriters.

(t)       Legal Proceedings. Except as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits, or proceedings pending (“Actions”) to which the Company or any of the Subsidiaries is a party or to which any property of the Company or any of the Subsidiaries is the subject that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and no such Actions are threatened or, to the best knowledge of the Company after due inquiry, contemplated by any governmental or regulatory authority or threatened by others.

(u)       Independent Accountants. PricewaterhouseCoopers LLP, which has certified certain financial statements of the Company and its Subsidiaries, is an independent registered public accounting firm with respect to the Company and its Subsidiaries, as within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(v)       Real and Personal Property. The Company and each of its Subsidiaries have (i) valid and defensible title to substantially all their respective interests in their natural gas and oil properties leased or owned by them, (ii) good and marketable title to all real property owned by them (other than the oil and gas properties referred to in clause (i) above) and (iii) good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except as encumbered by the Credit Facility and as described in the Registration Statement, the Time of Sale Information and the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property in the aggregate by the Company and its Subsidiaries; and all assets held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made of such properties and proposed to be made of such properties by the Company or any of its Subsidiaries.

(w)       Intellectual Property. The Company and the Subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as currently conducted and as proposed to be conducted, and the conduct of their respective businesses will not conflict in any material respect with any such rights of others. The Company and the Subsidiaries have not received any notice of any claim of infringement, misappropriation or conflict with any such rights of others in connection with its patents, patent rights, licenses, inventions, trademarks, service marks, trade names, copyrights and know-how, which could reasonably be expected to result in a Material Adverse Effect.

(x)       No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of the Subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of the Subsidiaries, on the other, that would be required by the Securities Act to be described in each of the Registration Statement and the Prospectus and that is not so described in such documents and in the Time of Sale Information.

(y)       Cybersecurity; Data Protection. (i) The Company’s and the Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are, in the Company’s reasonable belief, adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and the Subsidiaries as currently conducted. To the knowledge of the Company, the IT Systems are free and clear of all bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants that would, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect. The Company and the Subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personally identifiable information and sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and to the Company’s knowledge, there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability, and there are no incidents under internal review or investigation relating to the same, except for those that would reasonably be expected to be remedied without material cost or liability. The Company and the Subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(z)       Investment Company Act. The Company is not, and immediately after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(aa)       Taxes. The Company and the Subsidiaries have paid all material federal, state, local and foreign taxes and filed all material tax returns required to be paid or filed through the date hereof; and except as otherwise disclosed in each of the Registration Statement, the Time of Sale Information and the Prospectus, there is no material tax deficiency that has been, or could reasonably be expected to be, asserted against the Company and the Subsidiaries or any of their respective properties or assets.

(bb)       Licenses and Permits. The Company and the Subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Registration Statement, the Time of Sale Information and the Prospectus (other than drilling and similar operational permits reasonably expected to be granted in the ordinary course with respect to exploration and development activities), except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, neither the Company nor any of the Subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course except as would not, individually or in the aggregate, have a Material Adverse Effect.

(cc)       No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of the Subsidiaries exists or, to the best knowledge of the Company, is contemplated or threatened and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of the Company’s or the Subsidiaries’ principal suppliers, contractors or customers, except as would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries have received any notice of cancellation or termination with respect to any collective bargaining agreement to which it is a party.

(dd)       Compliance with and Liability under Environmental Laws. The Company and its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws, including common law, and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or other wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses (other than permits reasonably expected to be granted in the ordinary course with respect to exploration and development activities) and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, have a Material Adverse Effect.

(ee)       Hazardous Materials. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, (a) there has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances by the Company or any of its Subsidiaries or any of their respective predecessors in interest, at, upon or from any of the property now or previously owned, leased or operated by the Company or its Subsidiaries or any of their respective predecessors in interest, in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have, or would not be reasonably likely to have, individually or in the aggregate with all such violations and remedial actions, a Material Adverse Effect; and (b) there has been no spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances for which the Company or any of its Subsidiaries would be liable, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not be reasonably likely to have, individually or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a Material Adverse Effect; and the terms “hazardous wastes”, “toxic wastes”, “solid wastes”, “hazardous substances” and “medical wastes” shall have the meanings specified in any applicable local, state, federal and foreign laws, including Environmental Laws.

(ff)       Compliance with ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code, except for noncompliance that could not reasonably be expected to result in material liability to the Company or the Subsidiaries; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption, that could reasonably be expected to result in a material liability to the Company or the Subsidiaries; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, as applicable, has been satisfied (without taking into account any waiver thereof or extension of any amortization period) and is reasonably expected to be satisfied in the future (without taking into account any waiver thereof or extension of any amortization period); (iv) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur that either has resulted, or could reasonably be expected to result, in material liability to the Company or the Subsidiaries; (vi) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any material liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA); and (vii) to the best knowledge of the Company, there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency or any foreign regulatory agency with respect to any Plan that could reasonably be expected to result in material liability to the Company or the Subsidiaries. None of the following events has occurred or is reasonably likely to occur: (x) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or the Subsidiaries in the current fiscal year of the Company and the Subsidiaries compared to the amount of such contributions made in the Company and the Subsidiaries’ most recently completed fiscal year; or (y) a material increase in the Company and the Subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) compared to the amount of such obligations in the Company and the Subsidiaries’ most recently completed fiscal year.

(gg)        Disclosure Controls. The Company and the Subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and the Subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(hh)       Accounting Controls. The Company maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by, or under the supervision of, its respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus fairly presents the information called for in all material respects and was prepared in accordance with the Commission's rules and guidelines applicable thereto. Except as disclosed in each of the Registration Statement, the Time of Sale Information and the Prospectus, there are no material weaknesses in the Company’s internal controls. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(ii)       Insurance. The Company and the Subsidiaries have insurance covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Company, the Subsidiaries, and their respective businesses with respect to matters covered by such insurance consistent with customary industry standards; and none of the Company or any of the Subsidiaries has (i) received notice from any insurer or agent of such insurer that material capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(jj)       No Unlawful Payments. None of the Company or any of the Subsidiaries or, to the best knowledge of the Company, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of the Subsidiaries has while so acting (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise, or authorization of any direct or indirect unlawful payment to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit.

(kk)       Compliance with Anti-Money Laundering Laws. The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions to which the Company is subject, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency with jurisdiction over the Company (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(ll)       Compliance with OFAC. None of the Company or any of the Subsidiaries or, to the best knowledge of the Company, any director, officer, agent, employee, affiliate or representative of the Company, or the Subsidiaries is an individual or entity (“Person”) currently subject to or the target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan, Syria and Crimea (each a “Sanctioned Country”); and the Company will not, directly or indirectly, use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person or entity (i) to fund or facilitate any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject or target of Sanctions (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(mm)       Solvency. On and immediately after the Closing Date, the Company (after giving effect to the issuance and sale of the Securities and the other transactions related thereto as described in each of the Registration Statement, the Time of Sale Information and the Prospectus) will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date and entity, that on such date (i) the fair value (and present fair saleable value) of the assets of such entity is not less than the total amount required to pay the probable liability of such entity on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) such entity is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance and sale of the Securities as contemplated by this Agreement, the Registration Statement, the Time of Sale Information and the Prospectus, such entity does not have, intend to incur or believe that it will incur debts or liabilities beyond its ability to pay as such debts and liabilities mature; (iv) such entity is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital; and (v) such entity is not a defendant in any civil action that is reasonably likely to result in a judgment that such entity is or would become unable to satisfy.

(nn)       No Restrictions on Subsidiaries. No Subsidiary is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s properties or assets to the Company.

(oo)       No Broker's Fees. Neither the Company nor any of the Subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder's fee or like payment in connection with the offering and sale of the Securities, except as described in each of the Time of Sale Information and the Prospectus.

(pp)       No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(qq)       Margin Rules. Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in each of the Registration Statement, the Time of Sale Information and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(rr)       Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Registration Statement, the Time of Sale Information or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(ss)       Industry Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the industry statistical and market-related data included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(tt)        Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or, to the best knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(uu)       Significant Subsidiaries. The Company has no “significant subsidiaries” (within the meaning of Rule 1-02(w) of Regulation S-X) other than PDC Permian, Inc.

(vv)       Oil and Gas Reserve Estimates. The information underlying the estimates of the oil and gas reserves of the Company and its Subsidiaries as described in the Time of Sale Information and the Prospectus is complete and accurate in all material respects (or, with regard to any information underlying the estimates prepared by any petroleum engineers retained by the seller of such oil and gas reserves, is, to the best knowledge of the Company after reasonable investigation, complete and accurate in all material respects); other than production of the Company's reserves and intervening product price fluctuations described in the Time of Sale Information and the Prospectus, the Company is not aware of any facts or circumstances that would result in a material adverse change in such reserves or the present value of future net cash flows therefrom as described in the Time of Sale Information and the Prospectus. Estimates of such reserves and present values comply in all material respects with the applicable requirements of Regulation S-X and Subpart 1200 of Regulation S-K.

(ww)       Independent Petroleum Engineers. Each of Ryder Scott Company, L.P. and Netherland, Sewell & Associates, Inc., the petroleum engineers who have consented to being named as having reviewed certain reserve data included in the Time of Sale Information and the Prospectus, is an independent engineering firm with respect to the Company and its Subsidiaries. The information underlying the estimates of oil and natural gas reserves of the Company and its Subsidiaries, which the Company prepared and supplied to Ryder Scott Company, L.P. and Netherland, Sewell & Associates, Inc. for the purpose of preparing the reports referred to in the Time of Sale Information and the Prospectus was true and correct in all material respects on the dates such estimates were made and such information was supplied and was prepared in accordance with customary industry practices.

(xx)       Certificates. Any certificate signed by an officer of the Company or any of its Subsidiaries and delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

(yy)       Drilling Partnerships. Each of the drilling partnerships (each, a “Drilling Partnership” and collectively, the “Drilling Partnerships”) formerly sponsored by the Company have no or nominal assets and neither the Company nor any Subsidiary expect to have any liability associated with the operations or liabilities of those Drilling Partnerships.

4.       Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

(a)       Required Filings. The Company and the Subsidiary Guarantor will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus (including the Pricing Term Sheet referred to in Annex B hereto) to the extent required by Rule 433 under the Securities Act; and the Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representative may reasonably request. The Company will pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b)       Delivery of Copies. The Company will deliver, without charge, (i) to the Representative, two signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representative may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(c)       Amendments or Supplements; Issuer Free Writing Prospectuses. During the Prospectus Delivery Period, before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, the Company will furnish to the Representative and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representative reasonably objects.

(d)       Notice to the Representative. During the Prospectus Delivery Period, the Company will advise the Representative promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any Issuer Free Writing Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission or any other governmental or regulatory authority of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, the Prospectus, any Time of Sale Information or any Issuer Free Writing Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, any of the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; and (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Time of Sale Information, Issuer Free Writing Prospectus or the Prospectus, or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e)       Time of Sale Information. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and such dealers as the Representative may designate, such amendments or supplements to the Time of Sale Information (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in any of the Time of Sale Information as so amended or supplemented (including such documents to be incorporated by reference therein) will not, in the light of the circumstances under which they were made, be misleading or so that any of the Time of Sale Information will comply with applicable law.

(f)       Ongoing Compliance. If during the Prospectus Delivery Period any event shall occur or condition shall exist as a result of which (i) the Registration Statement would include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading, or (iii) it is necessary to amend or supplement the Registration Statement or Prospectus, or to file a new registration statement containing the Prospectus, to comply with applicable law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and such dealers as the Representative may designate, such amendments or supplements to the Registration Statement or Prospectus (or any document to be filed with the Commission and incorporated by reference therein), or any new registration statement, as may be necessary so that the statements in the Registration Statement or Prospectus as so amended or supplemented (including such document to be incorporated by reference therein) will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Registration Statement or Prospectus will comply with applicable law.

(g)       Blue Sky Compliance. The Company will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will use reasonable best efforts to continue such qualifications in effect so long as required for the initial offering and sale of the Securities; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h)       Earning Statement. As soon as practicable, but not later than 16 months after the date of this Agreement, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the date of this Agreement and satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(i)        Clear Market. During the period from the date hereof through and including the date that is 45 days after the date hereof, the Company will not, without the prior written consent of the Representative, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company and having a tenor of more than one year.

(j)       Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in each of the Registration Statement, the Time of Sale Information and the Prospectus under the heading "Use of proceeds".

(k)       Issuer Free Writing Prospectus.  The Company agrees that, unless it obtains the prior written consent of the Representative, it will not make, prepare, use, authorize, approve or refer to any Issuer Free Writing Prospectus; provided that the Representative will be deemed to have consented to the Issuer Free Writing Prospectus listed on Schedule A hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representative. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Time of Sale Information and the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(l)       DTC. The Company will assist the Underwriters in arranging for the Securities to be eligible for clearance and settlement through DTC.

(m)     No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

5.       Certain Agreements of the Underwriters.     Each Underwriter hereby represents and agrees that:

(a)      It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing. Notwithstanding the foregoing, the Underwriters may use the Pricing Term Sheet referred to in Annex B hereto without the consent of the Company.

(b)          It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

6.       Conditions of Underwriters' Obligations. The obligation of each Underwriter to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company and the Subsidiary Guarantor of their respective covenants and other obligations hereunder and to the following additional conditions:

(a)          Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative.

(b)       Representations and Warranties. The representations and warranties of the Company and the Subsidiary Guarantor contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c)       No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock issued or guaranteed by the Company or any of the Subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined under Section 3(a)(62) under the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock issued or guaranteed by the Company or any of the Subsidiaries (other than an announcement with positive implications of a possible upgrading).

(d)       No Material Adverse Change. No event or condition of a type described in Section 3(h) hereof shall have occurred or shall exist, which event or condition is not described in each of the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

(e)       Officers’ Certificate. At the Closing Date, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) or the Time of Sale Information, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and, at the Closing Date, the Representative shall have received a certificate of the Chief Executive Officer or an Executive Vice President or Senior Vice President of the Company and of the Chief Financial Officer of the Company, dated as of Closing Date, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company and the Subsidiary Guarantor in this Agreement are true and correct with the same force and effect as though expressly made at and as of Closing Date, (iii) the Company and the Subsidiary Guarantor have complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date under or pursuant to this Agreement, and (iv) there has been no decrease in or withdrawal of the rating of any securities of the Company or any of its Subsidiaries by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the 1934 Act) nor has any notice been given of any intended or potential decrease in or withdrawal of any such rating.

(f)       Accountants’ Comfort Letters. On the date of this Agreement and on the Closing Date, PricewaterhouseCoopers LLP shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company contained or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letter delivered on the Closing Date shall use a "cut-off" date no more than three business days prior to the Closing Date.

(g)       Engineers’ Letters. On the date of this Agreement and on the Closing Date, the Representative shall have received letters from Ryder Scott Company, L.P. and Netherland, Sewell & Associates, Inc. dated the respective dates of delivery thereof and in the form and substance reasonably satisfactory to the Representative, together with signed or reproduced copies of such letters for each of the other Underwriters, containing statements and information with respect to such matters as the Representative may require.

(h)       Opinion and 10b-5 Statement of Counsel for the Company. Davis Graham & Stubbs LLP, counsel for the Company, shall have furnished to the Representative, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex C hereto.

(i)       Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representative shall have received on and as of the Closing Date an opinion and 10b-5 statement, addressed to the Underwriters, of Davis Polk & Wardwell LLP, counsel for the Underwriters, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(j)       No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities.

(k)       Good Standing. The Representative shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company and the Subsidiaries in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(l)       DTC. The Securities shall be eligible for clearance and settlement through DTC.

(m)       Securities. The Securities shall have been duly executed and delivered by a duly authorized officer of the Company and the Subsidiary Guarantor and duly authenticated by the Trustee.

(n)       Additional Documents. On or prior to the Closing Date, the Company shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

(o)       Credit Facility. The Underwriters shall have received evidence to their satisfaction that the issuance of the Securities will not result in a breach of the Company’s obligations under the Credit Facility.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7.       Indemnification and Contribution.

(a)       Indemnification of the Underwriters. The Company and the Subsidiary Guarantor, jointly and severally, agree to indemnify and hold harmless each Underwriter, its officers, directors, employees, partners, members, agents and affiliates (as defined in Rule 405) and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein.

(b)       Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Subsidiary Guarantor and their respective directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, it being understood and agreed that the only such information consists of the following paragraphs in the Preliminary Prospectus and the Prospectus: the paragraph under the caption “Commissions and Discounts” and the paragraphs under the caption “Short Positions.”

(c)       Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by BofA Securities, Inc. and any such separate firm for the Company, Subsidiary Guarantor, their respective directors and officers and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)       Contribution. If the indemnification provided for in paragraph (a) or (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)       Limitation on Liability. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f)       Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

8.       Effectiveness of Agreement. This Agreement shall become effective as of the date first written above.

9.       Termination. This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date (i) trading generally shall have been suspended or materially limited on any of the New York Stock Exchange or the NASDAQ or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

10.       Defaulting Underwriter.

(a)        If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Time of Sale Information and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement, the Time of Sale Information and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b)          If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter's pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c)       If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d)       Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

11.       Payment of Expenses.

(a)       Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the reasonable costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the reasonable costs incident to the preparation and printing of the Preliminary Prospectus, any other Time of Sale Information, any Issuer Written Communication and the Prospectus (including any amendment or supplement thereto) and the distribution thereof; (iii) the reasonable costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company's counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representative may reasonably designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with the approval of the Securities for book-entry transfer by DTC; and (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors.

(b)       If (i) this Agreement is terminated pursuant to Section 8, (ii) the Company and the Subsidiary Guarantor for any reason fail to tender the Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

12.       Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the officers, directors, employees, partners, members, agents and affiliates of each Underwriter referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13.       Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Subsidiary Guarantor and the Underwriters contained in this Agreement or made by or on behalf of the Company, the Subsidiary Guarantor or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Subsidiary Guarantor or the Underwriters.

14.       Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term "affiliate" has the meaning set forth in Rule 405 under the Securities Act; (b) the term "business day" means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term "subsidiary" has the meaning set forth in Rule 405 under the Securities Act; and (d) the term “written communication” has the meaning set forth in Rule 405 under the Securities Act.

15.       Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

16.       Miscellaneous.

(a)       Authority of the Representative. Any action by the Underwriters hereunder may be taken by BofA Securities, Inc. on behalf of the Underwriters, and any such action taken by BofA Securities, Inc. shall be binding upon the Underwriters.

(b)       Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representative c/o BofA Securities, Inc., One Bryant Park, New York, New York 10036; Attention: Lex Maultsby. Notices to the Company shall be given to it at PDC Energy, Inc., 1775 Sherman Street, Suite 3000, Denver, Colorado 80203, Attention: Nicole Martinet.

(c)       Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d)       Submission to Jurisdiction. The Company hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. The Company agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction of which Company is subject by a suit upon such judgment.

(e)       Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(f)       Recognition of the U.S. Special Resolution Regimes.

(i) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 16(f):

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)   a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)   a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

(g)       Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(h)       Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(i)       Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

PDC ENERGY, INC.

As Issuer

By	/s/ R. Scott Meyers
Name: R. Scott Meyers
Title: Senior Vice President and Chief Financial Officer

PDC PERMIAN, INC.

As Subsidiary Guarantor

By	/s/ R. Scott Meyers
Name: R. Scott Meyers
Title: Chief Financial Officer

Accepted: September 10, 2020

BOFA SECURITIES, INC.

For itself and on behalf of the

several Underwriters listed

in Schedule 1 hereto.

By	/s/ Lex Maultsby
Authorized Signatory

Schedule 1

Underwriter	Principal Amount
BofA Securities, Inc.	$33,000,000
BMO Capital Markets Corp.	$15,000,000
J.P. Morgan Securities LLC	$15,000,000
TD Securities (USA) LLC	$15,000,000
Wells Fargo Securities, LLC	$15,000,000
BBVA Securities, Inc.	$5,625,000
CIBC World Markets Corp.	$5,625,000
Citigroup Global Markets Inc.	$5,625,000
KeyBanc Capital Markets Inc.	$5,625,000
PNC Capital Markets LLC	$5,625,000
Scotia Capital (USA) Inc.	$5,625,000
U.S. Bankcorp Investments, Inc.	$5,625,000
Capital One Securities, Inc.	$4,125,000
Fifth Third Securities, Inc.	$3,750,000
Truist Securities, Inc.	$3,750,000
BOK Financial Securities, Inc.	$1,500,000
Comerica Securities, Inc.	$1,500,000
Credit Agricole Securities (USA) Inc.	$1,500,000
WoodRock Securities, L.P.	$1,500,000

Total	$150,000,000

Schedule 2

Subsidiaries

PDC Permian, Inc.